Exhibit 11
Coopers & Lybrand
Consent of Independent Accountants

To the Trustees of Scudder International Fund, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 52 to the Registration Statement of Scudder International Fund, Inc. on Form N-1A, of our reports dated December 5, 1996, December 19, 1996 and December 18, 1996 and December 16, 1996, respectively, on our audits of the financial statements and financial highlights of Scudder Emerging Markets Growth Fund, Scudder Greater Europe Growth Fund, Scudder Latin America Fund and Scudder Pacific Opportunities Fund, respectively, which reports are included in the respective Annual Reports to Shareholders for the period or year ended October 31, 1996 which are incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."


                                                      /s/Coopers & Lybrand L.L.P
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
February 20, 1997